Exhibit 10.16

NEXTLINE MANUFACTURING CORP.

2014 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants (including prospective Employees, Directors and Consultants) and to promote the success of the Company’s business. Shares granted under the Plan may be Common Stock, as determined by the Administrator at the time of grant. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, Restricted Stock Awards or Stock Awards may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

2.1 “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

2.2 “Applicable Laws” means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options, Stock Purchase Rights, Restricted Stock Awards or Stock Awards are granted under the Plan.

2.3 “Award” shall mean any Option, Restricted Stock Award, Stock Award or other Stock Purchase Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

2.7 “Common Stock” means the Common Stock, $.000001 par value, of the Company.

2.8 “Competing Business” means any person, corporation or other entity engaged in the business of developing or selling or attempting to develop or sell any product or service which is the same as or similar to products or services sold by the Company within the last year prior to termination of such Optionee’s employment, consulting relationship or director status, as the case may be, hereunder.

2.9 “Company” means NextLine Manufacturing Corp., a Delaware corporation.

2.10 “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

2.11 “Director” means a member of the Board.

2.12 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

2.13 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Parent or Subsidiary, or any successor. For purposes of Incentive Stock Options, unless the Code provides otherwise, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Unless the Code provides otherwise for Incentive Stock Options, if reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181St day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.16 “Immediate family” means, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

2.17 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.18 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.19 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.20 “Option” means a stock option granted pursuant to the Plan.

2.21 “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Option Agreements remain subject to the terms and conditions of the Plan.

2.22 “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

2.23 “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

2.24 “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

2.25 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.26 “Plan” means this NextLine Manufacturing Corp. 2014 Stock Option Plan, as it may be amended from time to time.

2.27 “Restricted Stock Award” shall have the meaning given to it in Section 12.1 hereof.

2.28 “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

2.29 “Section 16(b)” means Section 16(b) of the Exchange Act.

2.30 “Service Provider” means an Employee, Director or Consultant.

2.31 “Share” means a share of Common Stock, as adjusted in accordance with Section 14 below.

2.32 “Stock Award” shall have the meaning given to it in Section 13 hereof.

2.33 “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

2.34 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.35 “Termination for Cause” shall mean a finding by the Board of the Service Provider’s: (i) commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company in any material way; (ii) gross negligence; (iii) violation of any express direction of the Company or any material violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its employees or its business, if any such violation is not remedied by the Service Provider within thirty (30) days of receiving notice of such violation from the Company; (iv) disclosure or use of confidential information of the Company, other than as required in the performance of the Service Provider’s duties; (v) actions that cause substantial economic damage to the Company or substantial injury to the business reputation of the Company; (vi) conviction of a crime constituting a felony or any other crime involving moral turpitude or, in the event of no conviction, the presence of a substantial weight of credible evidence indicating that the Service Provider has committed such a crime; or (vii) the Service Provider’s use of any unlawful controlled substance or use of alcohol to an extent that such use of alcohol interferes with the performance of the Service Provider’s duties.

3. Stock Subject to the Plan. Subject to the provisions of Section 14 hereof, the maximum number of Shares which may be subject to the Plan shall be 560,000 Shares (including those subject to Incentive Stock Options). The Shares may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan. In addition, any Shares delivered to the Company under the Plan in payment of the exercise price of an Option, in payment of taxes, or otherwise, and any Shares of Restricted Stock that are repurchased by the Company at their original purchase price, shall become available for future grant under the Plan.

4. Administration of the Plan.

4.1 Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(a) to determine the Fair Market Value in accordance with Section 409A;

(b) to select the Service Providers or prospective Service Providers to whom Options, Stock Purchase Rights, Restricted Stock Awards and Stock Awards may from time to time be granted hereunder;

(c) to determine the number of Shares to be covered by each such award granted hereunder;

(d) to approve forms of agreement for use under the Plan;

(e) to determine the terms and conditions of any Option, Stock Purchase Right, Restricted Stock Award or Stock Award granted hereunder including, but not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised or Restricted Stock Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Purchase Right, Restricted Stock Award or Stock Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(f) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(g) to initiate an Option Exchange Program;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(i) to allow Optionees to satisfy withholding tax obligations by delivering to the Company or by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld (but not in excess of such amount). The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements; and

(j) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

4.3 Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees. No person serving as the Administrator shall be liable for any such action taken or decision made provided such action or decision was made in good faith.

5. Eligibility.

5.1 Grant of Options and Rights. Nonstatutory Stock Options and Stock Purchase Rights may be granted to any Service Provider and any prospective Service Provider in connection with an offer of employment or service. Incentive Stock Options may be granted only to Employees.

5.2 Incentive or Nonstatutory Stock Options. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that Options intended to qualify as Incentive Stock Options fail to qualify as such for any reason, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

5.3 No Right to Continued Service. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 hereof.

7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8. Option Exercise Price and Consideration.

8.1 Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(a) In the case of an Option (whether Incentive or Nonstatutory), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction to the extent consistent with Section 22 hereof.

8.2 Payment of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (i) cash, (ii) check, (iii) full recourse promissory note, (iv) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

9.1 Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 hereof.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.

9.2 Termination of Relationship as a Service Provider. Except as provided below, if an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the vested Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the unvested portion of the Option shall terminate and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.3 Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option

Agreement, the vested Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.4 Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the vested Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to the entire Option, the unvested portion of the Option shall terminate and the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.5 Termination for Cause, Voluntary Termination or Post-Termination Relationship with Competing Business. Notwithstanding the provisions of Sections 9.2, 9.3, or 9.4 above, in the event of a Service Provider’s Termination for Cause, in the event that an Optionee voluntary ceases to be a Service Provider, or in the event that an Optionee within the option term becomes an employee, consultant or director of a Competing Business, any Option held by the Optionee, whether vested or unvested, shall forthwith terminate. In addition to the immediate forfeiture of all Options upon the occurrence of the events specified in the preceding sentence, Optionee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Optionee for such Shares.

10. Non-Transferability of Options, Restricted Stock Awards and Stock Purchase Rights. A Service Provider’s rights under the Plan, including any Options, Restricted Stock Awards, Stock Purchase Rights or the right to any Shares or amounts payable, may not be assigned, pledged, or otherwise transferred except, in the event of a Service Provider’s death, by will or by the laws of descent and distribution; provided, however, that the Administrator may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an Option Agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Options granted to or held by a Service Provider may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that; (i) any such transfer must be without consideration; (ii) each transferee must be a member of such Service Provider’s Immediate Family or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Service Provider’s Immediate Family; and (iii) such transfer is specifically approved by the Administrator following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Service Provider shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option.

In the event an Option is transferred as contemplated in this section, such transfer shall become effective when approved by the Administrator and such Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Service Provider as if no transfer had taken place.

11. Stock Purchase Rights.

11.1 Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

11.2 Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

11.3 Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

11.4 Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 hereof.

12. Restricted Stock Awards.

12.1 The Administrator may grant restricted stock awards (“Restricted Stock Awards”) to any Service Provider or any prospective Service Provider in connection with an offer of employment or service, with such terms and conditions as determined by the Administrator. A Restricted Stock Award entitles the grantee to acquire shares of Common Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

12.2 Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the Common Stock subject to the Restricted Stock Award, including, but not limited to, the right to vote and receive dividends with respect thereto; provided, however, that shares of Common Stock subject to Restricted Stock Awards that have not vested shall be subject to the restrictions on transferability described in Section 12.4 below. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 12.3 below.

12.3 The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award. If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee’s relationship with the Company is terminated prior to the expiration of the vesting period, the grantee shall forfeit all shares of Common Stock subject to the Restricted Stock Award which have not then vested.

12.4 Shares subject to a Restricted Stock Award that have not vested may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award.

13. Stock Awards. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) Shares (a “Stock Award”) to any Service Provider or any prospective Service Provider in connection with an offer of employment or service pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions under the Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual, with such terms and conditions as determined by the Administrator.

14. Adjustments Upon Changes in Capitalization; Merger or Asset Sale.

14.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option or Stock Purchase Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

14.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

14.3 Merger or Asset Sale. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Common Stock, or shares convertible into Common Stock, by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets, all outstanding Options and Stock Purchase Rights shall thereupon terminate, provided that all outstanding Options and Stock Purchase Rights shall become exercisable immediately prior to consummation of such merger, consolidation or sale of assets unless, if there is a surviving or acquiring corporation, the Board has arranged, subject to consummation of the merger, consolidation or sale of assets, for the assumption of the awards or the grant to participants of replacement awards by that corporation or an affiliate of that corporation, which awards in the case of Incentive Stock Options shall satisfy the requirements of section 424(a) of the Code.

14.4 Applicable law. No adjustment or other action shall be taken under this section14 unless it is consistent with Section 409A and other applicable law.

15. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

16.1 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

16.2 Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

16.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination. Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of any Service Provider) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to conform the provisions of the Plan and/or Award with Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan and/or Award shall adversely affect the rights of a Service Provider.

17. Conditions Upon Issuance of Shares.

17.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

17.2 Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company such a representation is required.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

21. Termination — Certain Forfeitures. Notwithstanding any other provision of the Plan to the contrary, a Service Provider (including for all purposes under this Section 21, a prospective Service Provider) shall have no right to exercise any Option or Stock Purchase Right or vest or receive payment of any Restricted Stock Award or Stock Award if: (a) the Service Provider is Terminated for Cause; or (b) if, prior to the Company’s delivery of the Shares underlying an award, the Service Provider becomes an officer or director of, a consultant to or employed by a

Competing Business. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Service Provider received or receives or was or is entitled to the delivery or vesting of Shares pursuant to an award during the twelve (12) month period prior to the Service Provider’s termination from the Company or during the twelve (12) months following the Service Provider’s termination from the Company, the Company, in its sole discretion, may require the Service Provider to return or forfeit the cash and/or Shares received with respect to such award (or its economic value as of (i) the date of the exercise of Options; (ii) the date immediately following the end of the restricted period for any Restricted Stock Awards; (iii) the date immediately following the date of vesting of a Stock Purchase Right; or (iv) the date of grant with respect to Stock Awards, as the case may be) in the event that the Service Provider becomes an officer or director of, a consultant to or employed by a Competing Business within twelve (12) months of such Service Provider’s termination from the Company or, if such Service Provider was never employed by, on the Board of or engaged by the Company, within twelve (12) months of the date of grant of the amount. The Company’s right to require forfeiture under this Section 21 must be exercised within ninety (90) days after the discovery of an occurrence triggering the Administrator’s right to require forfeiture but in no event later than twenty-four (24) months after the Service Provider’s termination from the Company or, if such Service Provider was never employed by, on the Board of or engaged by the Company, within twenty four (24) months of the date of grant of the award,

22. Code Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

22.1 If a Service Provider is a Specified Employee ( as defined under Section 409A) and a payment subject to Section 409A (and not excepted therefrom) to the Service Provider is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Service Provider Separates from Service (or, if earlier, the death of the Service Provider). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

22.2 For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Service Provider has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Service Provider will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

22.3 The Board, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Service Provider who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Service Provider initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Board to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

22.4 The grant of Non-Qualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Eligible Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

22.5 In no event shall any member of the Board, the Administrator, or the Company (or its employees, officers or directors) have any liability to any Service Provider (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

*    *    *    *    *    *